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                                                                    Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Qualified Stock Option Agreements of Access Health, Inc. of our report dated October 31, 1996, except for Note 8 as to which the date is November 18, 1996, with respect to the consolidated financial statements and schedule of Access Health, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1996, and our report dated October 31, 1996, except for Note 2 as to which the date is November 18, 1996, with respect to the supplemental consolidated financial statements of Access Health, Inc. included in its Current Report on Form 8-K dated February 6, 1997, filed with the Securities and Exchange Commission.


                                                             ERNST & YOUNG LLP
                                                         /s/ ERNST & YOUNG LLP


Sacramento, California
March 31, 1997